UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2017

FIRST HARVEST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55120	46-2143018
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5015 W. Nassau Street

Tampa, Florida 33607

(Address of principal executive offices) (zip code)

(877) 749-5909

(Registrant’s telephone number, including area code)

Copy to:

Andrea Cataneo

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2017, the Board of Directors (the “Board”) of First Harvest Corp. (the “Company”) appointed Danny Hammett as the Company’s Chief Technology Officer, Executive Vice President and as a member of the Board.

There is no family relationship between Mr. Hammett and any of our other officers and directors. There are no understandings or arrangements between Mr. Hammett and any other person pursuant to which Mr. Hammett was appointed as an officer or director of the Company.

Set forth below is the biographical information of the newly appointed director, as required by Item 401 of Regulation S-K.

Mr. Hammett has over 28 years of executive experience as a software designer, developer and publisher. Since November 2014, Mr. Hammett has served as the Chief Executive Officer of HKA Digital Ltd., a studio and publisher of entertainment and social games developed for mobile, desktop, online and console platforms, which developed the Company’s Hemp Inc mobile game. From November 2014 until November 2015, Mr. Hammett served as Chief Executive Officer of KamaGames Ltd., the creator of a leading mobile poker game entitled Pokerist, which has over 90 million downloads. From January 2013 until May 2014, he served as Chief Executive Officer and President of iEntertainment Network, Inc., and from December 2009 until December 2012, he served as Chief Operating Officer of Mastiff LLC. Mr. Hammett has previously held executive officer roles with such noted companies as Activision Blizzard, Inc., NBCUniversal Media, LLC, Headgames Publishing, Inc. and Divergent Entertainment, Inc. Since August 2015, Mr. Hammett has served as an advisory board member of BWG Strategy LLC, a network of senior executives across technology, media and telecom. During his career, Mr. Hammett has led the development of such iconic games, intellectual properties and brands as Call of Duty, Spiderman, Toy Story, Tony Hawk, Cabela’s Big Game Hunter and many others. He has also founded four companies which have been acquired by publicly-traded companies on the NYSE, Nasdaq and the OTC Markets. Mr. Hammett received his B.S. in economics from California Polytechnic State University, where he was a two-time All American wrestler. The Board believes that Mr. Hammett is qualified to serve as an officer and director of the Company because of his experience as a developer and publisher of branded consumer software for the mass market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HARVEST CORP.

Dated: August 2, 2017	By:	/s/ Kevin Patrick Gillespie
Kevin Patrick Gillespie
Chief Executive Officer